Exhibit 21.1

Direct and Indirect Subsidiaries of KBS Real Estate Investment Trust II, Inc.

KBS Limited Partnership II

KBS Debt Holdings II, LLC

KBS Debt Holdings II X, LLC

KBS REIT Holdings II LLC

KBS REIT Properties II, LLC

KBS REIT II Finance LLC

KBS TRS Services, LLC

KBS II Securities LLC

KBSII 100-200 Campus Drive, LLC

KBSII 300-600 Campus Drive, LLC

KBSII 350 Plumeria, LLC

KBSII 2500 Regent Boulevard, LLC

KBSII Crescent VIII, LLC

KBSII Hartman Business Center, LLC

KBSII Horizon Tech Center, LLC

KBSII Mountain View, LLC

KBSII One Main Place, LLC

KBSII Pierre LaClede Center, LLC

KBSII Plano Business Park, LLC

KBSII REIT Acquisition I, LLC

KBSII REIT Acquisition II, LLC

KBSII REIT Acquisition III, LLC

KBSII REIT Acquisition IV, LLC

KBSII REIT Acquisition V, LLC

KBSII REIT Acquisition VI, LLC

KBSII REIT Acquisition VII, LLC

KBSII REIT Acquisition VIII, LLC

KBSII REIT Acquisition IX, LLC

KBSII REIT Acquisition X, LLC

KBSII REIT Acquisition XI, LLC

KBSII REIT Acquisition XII, LLC

KBSII REIT Acquisition XIII, LLC

KBSII Torrey Reserve West, LLC

KBSII Willow Oaks, LLC